                                                                   EXHIBIT 10.25

              FOURTH AMENDMENT TO METROPOINT BUILDING OFFICE LEASE
              ----------------------------------------------------


     THIS FOURTH AMENDMENT TO METROPOINT BUILDING OFFICE LEASE (this "Amendment") is entered into for reference purposes only as of this 11th day of
 ---------
July, 1997, between MGA REAL ESTATE ASSOCIATES, LLLP, a Colorado registered limited liability limited partnership, successor in interest to HMS Office, L.P. ("Landlord") and TANNING TECHNOLOGY CORPORATION, a Delaware corporation
  --------
("Tenant").
  ------

                                   RECITALS:
                                   --------

     A. On January 31, 1995, Landlord and Tenant entered into that certain Lease Agreement, which Lease Agreement has been previously amended by a First Lease Amendment dated September 15, 1995, by a Second Lease Amendment dated March 6, 1996 and by a Third Lease Amendment dated November 27, 1996 (the "Lease").
 -----

     B. Landlord and Tenant desire to further amend the Lease in the manner and form hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

     1. The Leased Premises, currently consisting of approximately 16,010 rentable square feet (consisting of 7,653 rentable square feet located on the third floor of the Building and 8,357 rentable square feet located on the sixth floor of the Building (the "Original Premises"), shall be expanded to include
                            -----------------
7,588 additional rentable square feet located on the eighth floor and known as Suite 820 (the "Expansion Premises"), as outlined on the diagram attached hereto
                ------------------
as Exhibit A and incorporated herein by this reference.  As of the date
   ---------
specified in paragraph 2 below, any reference to the "Leased Premises" in the
                                                      ---------------
Lease shall include the Expansion Premises, and Tenant's occupancy thereof is subject to all of the terms of the Lease, except as otherwise specifically herein provided.

     2. The term of the Lease with respect to the Expansion Premises shall commence on the later to occur of August 1, 1997 or upon the issuance of a certificate of occupancy with respect to the Expansion Premises (the "Commencement Date") and shall terminate April 9, 2000, subject to Tenant's
------------------
option to extend the term of the lease as set forth in the Lease.

     3.  Monthly Base Rent for the Expansion Premises shall be as follows:

         Date                        Monthly                Annual
-----------------------------   ---------------------  --------------------
Commencement Date - 4/9/2000       $15,176.00            $182,112.00


     Base Rent is payable in the manner and place set forth in the Lease.

     4. Paragraphs l.A(3), l.C(8) and 4 of the Lease shall not be applicable to the Expansion Premises; provided, however, commencing on the Commencement Date, Tenant will pay additional rent attributable to the Expansion Premises in accordance with Exhibit C attached hereto.
                ---------

     5. As of the Effective Date, Tenant's pro rata share with respect to the Expansion Premises shall be as set forth in Exhibit C.
                                            ---------

     6. Landlord agrees to perform its obligations with respect to the Expansion Premises as set forth in Exhibit B attached hereto. Other than as set
                                   ---------
forth therein, Landlord is not obligated to make any improvements to the Expansion Premises, and Tenant accepts the Expansion Premises in its "as is" condition for the Term.

     7. So long as Tenant is not in default of any provision of the Lease, as amended hereby, Landlord will make available the following number of additional non-assigned parking spaces in or about the parking garage and surface lot with respect to the Expansion Premises (the "Parking Areas"):
                                        -------------

     14 non-reserved parking garage spaces
     9 surface lot spaces

Such additional parking spaces utilized by Tenant during the term of the Lease shall be at the market rate (currently $35.00 per month per space for non-reserved spaces in the garage and no charge for surface lot spaces) charged for such spaces from time to time ("Parking Rate"), and Tenant shall pay the Parking
                                ------------
Rate for all such additional spaces taken. Tenant will receive one monthly bill for all additional spaces taken and Tenant is to pay for all additional spaces taken at the same time Base Rent is due. Notwithstanding the above, the right granted to Tenant to use such spaces is a license only and Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder and Tenant has no rights to use the Parking Areas except as provided in this paragraph. The abatement of Tenant's obligation to pay for unavailable spaces during any period of unavailability constitutes Tenant's sole remedy. If Tenant fails to timely pay a parking bill, Landlord, at Landlord's option, may, in addition to Landlord's other remedies set forth in the Lease, revoke Tenant's license to use the additional parking spaces specified in this paragraph 7. All vehicles parked in the Parking Areas and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause. Landlord reserves the right to designate the location of parking stalls within the Parking Areas that are available for Tenant's use and to change such designation from time to time.

     8. Tenant represents and warrants to Landlord that it has not engaged any broker in connection with the negotiation and/or execution of this Amendment, except for Andrew J. Clark ("Clark"). Tenant has no knowledge of any other
                              -----
brokers' involvement in this transaction, except Vector Property Services, LLC ("Vector"), which has acted as Landlord's leasing agent. Tenant will indemnify
  ------
Landlord and Vector against any claim or expense (including, without limitation, attorneys' fees) paid or incurred by Landlord or Vector, respectively, as a result of any claim for commissions or fees by any broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant, except for the commission that Vector has agreed to pay Clark pursuant to a separate agreement. Tenant and Landlord acknowledge that the other is not liable for any representations by Vector regarding the Premises, Building or this Amendment.

     9. The Lease as modified herein remains in full force and effect and is ratified by Landlord and Tenant. In the event of any conflict between the Lease and this Amendment, the terms and conditions of this Amendment shall control. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

     10. This Amendment is binding upon and inures to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Except as expressly provided herein, or as previously approved and allowed by Landlord, Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this Amendment. Tenant has no known claims of any kind or nature against Landlord arising from or under the Lease and there are no agreements between Landlord and Tenant other than the Lease, as amended hereby.

     11. Time is of the essence herein and, unless waived by Landlord, which it shall have the right, but not the obligation, to so do.

     12. This Amendment shall be governed by an construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have executed this Amendment. This Amendment is effective upon delivery of a fully executed copy to Tenant ("Effective Date"); the day and year first above written is for reference
----------------
purposes only.

TANNING TECHNOLOGY              MGA REAL ESTATE ASSOCIATES LLLP,
CORPORATION, a Delaware         a registered limited liability limited
corporation                     partnership

By:  /s/ Larry G. Tanning       By:
     --------------------            ---------------

Date: 7/11/97                   Date: 7/15/97
      -------                         -------

                                   EXHIBIT A
                                   ---------

                               EXPANSION PREMISES
                               ------------------

                             [Diagram of floorplan]

                                   EXHIBIT B
                                   ---------


                       Tenant Improvement Work Agreement
                       ---------------------------------

                                 July 11, 1997


Tanning Technology Corporation
4600 South Ulster Street
Suite 820
Denver, Colorado 80237

     Re:  Premises:  Approximately 7,588 rentable square feet of space on the eighth floor (the "Expansion Premises")

Gentlemen:

     Concurrently herewith, you as Tenant, and the undersigned, as Landlord, have executed a Lease (the "Lease") covering the Expansion Premises (the provisions of said Lease are herein incorporated by reference as if fully set forth herein). In consideration of the execution of said Lease, Tenant and Landlord mutually agree as follows:

     1. Tenant and Landlord's representative have approved the attached space plan by Gensler Architects, dated June 9, 1997 for the Expansion Premises. Neither Landlord's use or approval of any plans prepared by Tenant for the preparation of the architectural, mechanical and electrical drawings (the "Working Drawings") nor the fact that they have been prepared by Landlord's architect shall create a responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any laws, rules and regulations of governmental agencies or authorities now in effect or which may hereafter be in effect.

     2. Landlord's contractor shall perform all work for the Expansion Premises in a good and workmanlike manner and substantially in accordance with mutually acceptable Working Drawings (to be prepared from the attached space plan within a reasonable period of time following mutual execution of this Lease, not to exceed thirty (30) days) at Landlord's cost and expense, not to exceed Eight Dollars ($8.00) per rentable square foot of the Expansion Premises. Such Eight Dollar ($8.00) allowance shall cover all costs related to the Expansion Premises, including, but not limited to, design fees, costs of preparation of the attached space plan and Working Drawings, construction management fees, and costs of materials and construction. Any costs in excess of the above-referenced allowance (the "Excess Costs") will be at Tenant's sole cost and expense and will be paid promptly by Tenant upon receipt of billing therefor which may be prior to Landlord's commencement of the work described herein. If any such Excess Costs paid by Tenant exceed the actual costs incurred by Landlord, Landlord agrees to reimburse Tenant the amount of the Excess Costs paid by Tenant over the actual costs within thirty (30) days following Landlord's receipt of final invoices with respect to the work. Other than as set forth herein, Landlord shall have no obligations for the completion or remodeling of the Expansion Premises and Tenant shall accept the Expansion Premises in their "as is" condition on the date the Initial Term commences.

     3. Changes to the final approved Working Drawings may be made only by written direction to Landlord by Tenant. All costs incurred by such changes, including costs of the revisions in Working Drawings and costs of construction and materials, and reimbursables necessitated by such changes, shall be paid for in full by Tenant prior to the commencement of the work by Landlord. If any such costs paid by Tenant exceed the actual costs incurred by Landlord, Landlord agrees to reimburse such excess to Tenant in the manner set forth in paragraph 2 above.

     4. Notwithstanding any provisions of the Lease to the contrary, the Commencement Date and Tenant's rental obligations will not be delayed or extended by any delay (i) in the preparation, finalization or approval of the Working Drawings caused by Tenant, its agents or employees; (ii) caused by modifications, revisions and changes to the Working Drawings due to changes requested by Tenant, its agents or employees; (iii) in the delivery or installation of any special or non-standard building items specified by Tenant; or (iv) of any kind or nature in the completion of the Expansion Premises caused by Tenant, its agents or employees (collectively, "Tenant Delay").

TANNING TECHNOLOGY              MGA REAL ESTATE ASSOCIATES LLLP,
CORPORATION, a Delaware         a registered limited liability limited
corporation                     partnership

By:  /s/ Larry G. Tanning       By:  /s/ Paul Beatty
     --------------------            ---------------

Date: 7/11/97                   Date: 7/15/97
      -------                         -------

                                   EXHIBIT C
                                   ---------

                               OPERATING EXPENSES
                               ------------------

     1.  Definitions.  The additional terms below have the following meanings:
         -----------

          (1) "Base Operating Expenses" means an amount equal to the Operating Expenses for the calendar year 1997 ("Base Year"), as determined by Landlord in accordance with this Exhibit C, except that for purposes of calculating Base Operating Expenses hereunder, the Taxes for the Base Year (the "Tax Base") shall be deemed to be $2.09 per rentable square foot (without further adjustment under this Exhibit for actual Taxes for the Base Year, Building occupancy, or status of completion). Tenant acknowledges Landlord has not made any representations or warranties that the Base Operating Expenses will equal any specified amounts (any estimates provided by Landlord are non-binding estimates only).

          (2) "Landlord's Accountants" means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

          (3) "Rentable Area" means 263,719 rentable square feet of space. If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification or increase in the Rentable Area on a permanent basis or, if Landlord remeasures the Building and a change in Rentable Area occurs, Landlord's Accountants shall make such adjustments in the computations as are necessary to provide for such change.

          (4) "Tenant's Pro Rata Share" with respect to the Expansion Premises means 2.8773% and with respect to the entire Leased Premises (including the Expansion Premises) means 8.9482%. If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

          (5) "Operating Expense Year" means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

          (6) "Operating Expenses" means all operating expenses of any kind or nature which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation and maintenance of the Building Complex. Operating Expenses include:

               (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property. In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as "Taxes"). Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies, charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments. Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year;

               (b) Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

               (c) Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

               (d) Costs of water and sanitary and storm drainage services;

               (e) Costs of janitorial and security services;

               (f) Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

               (g) Costs of maintenance, repair and replacement of landscaping;

               (h) Insurance premiums for the Building Complex, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

               (i) All labor costs, including wages, costs of workers' compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

               (j) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services;

               (k) Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex;

               (1) Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expense (herein "Cost Savings Improvements"). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses; and

               (m) Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations;

     "Operating Expenses" do not include:
                             ---

                i) Costs of work, including painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

               ii) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

              iii) Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

               iv) Costs of repairs or rebuilding necessitated by condemnation;

                v) Interest on borrowed money or debt amortization, except as specifically set forth above; or

               vi)   Depreciation on the Building Complex.

If any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant. If the Rentable Area is not fully occupied during any particular Operating Expense Year, Landlord's Accountants may adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 100% occupancy. Furthermore, in making any computations contemplated hereby, Landlord's Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

     2.  Additional Payment.  If any increase occurs in Operating Expenses for
         ------------------
any Operating Expense Year during the Term in excess of the Base Operating Expenses, Tenant shall pay Landlord Tenant's Pro Rata Share of the amount of such increase (less Estimated Payments, if any, previously made by Tenant for such year).

     3.  Estimated Payments.  During each Operating Expense Year beginning with
         ------------------
the first month of the second Operating Expense Year and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of any projected increases in Operating Expenses for the particular Operating Expense Year in excess of Base Operating Expenses ("Estimated Payment").

     4.  Annual Adjustments.
         ------------------

               (a) Following the end of each Operating Expense Year, including the first Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Pro Rata Share of the increase, if any, of the Operating Expenses for the Operating Expense Year just completed over the Base Operating Expenses. Beginning with the statement for the second Operating Expense Year, each statement shall set forth the difference, if any, between Tenant's actual Pro Rata Share of the increase in Operating Expenses for the Operating Expense Year just completed and the estimated amount for such Operating Expense Year. Each statement shall also set forth the projected increase, if any, in Operating Expenses for the new Operating Expense Year above or below the Rent paid by Tenant for the immediately preceding Operating Expense Year. The effect of this provision is that the only increases to be borne by Tenant for the first Operating Expense Year will be the positive difference (if any) between the actual Taxes for the first Operating Expense Year and the Tax Base.

               (b) To the extent that Tenant's Pro Rata Share of the increase in Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Rent, as the case may be. Until Tenant receives a statement, Tenant's Estimated Payment for the new Operating Expense Year shall continue to be paid at the prior Estimated Payment, but Tenant shall commence payment of Rent based on the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement. Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year. If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the monthly Rent on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating Expense Year.

     5.  Miscellaneous.  In no event will any decrease in Rent pursuant to any
         -------------
provision hereof result in a reduction of Rent below the Base Rent. Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of Landlord's rights for such Operating Expense Year or any subsequent Operating Expense Years.

     6.  Dispute.  If Tenant disputes an adjustment submitted by Landlord or a
         -------
proposed increase or decrease in the Estimated Payment, Tenant shall give Landlord notice of such dispute within 30 days after Tenant's receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage its own certified public accountants ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's Accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred through the above independent determination), of more than 25% in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit. Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord's Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.